Exhibit 99.1

Inteneural Networks Inc. and Subsidiary

Consolidated Financial Statements

December 31, 2020 and 2019

Inteneural Networks Inc. and Subsidiary

Table of Contents

December 31, 2020 and 2019

Independent Auditors’ Report

To the Stockholders and Board of Directors of

Inteneural Networks Inc. and Subsidiary

Opinion

We have audited the consolidated financial statements of Inteneural Networks Inc and Subsidiary (the Company), which comprise the consolidated balance sheets as of December 31, 2020 and 2019 and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the years then ended and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Inteneural Networks Inc and Subsidiary as of December 31, 2020 and 2019 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of Inteneural Networks Inc and Subsidiary and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Inteneural Networks Inc and Subsidiary’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Baker Tilly US, LLP, trading as Baker Tilly, is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Inteneural Networks Inc and Subsidiary’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Inteneural Networks Inc and Subsidiary’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings and certain internal control–related matters that we identified during the audit.

/s/ BAKER TILLY US, LLP

Chicago, Illinois

March 15, 2022

Inteneural Networks Inc. and Subsidiary

Consolidated Balance Sheets

December 31, 2020 and 2019

	2020	2019

Assets

Current Assets
Cash	$6,283	$3,574
Other current assets	4,328	7,678

Total current assets	10,611	11,252

Property and Equipment, Net	7,715	11,080

Intangible assets	31,775	17,680

Total assets	$50,101	$40,012

Liabilities and Stockholders’ Equity

Accrued expenses	$15,732	$7,556

Total current liabilities	15,732	7,556

Stockholders’ Equity
Common stock	1	1
.0001 par value
10,000 shares authorized
10,000 shares issued and outstanding
Additional paid-in capital	388,911	216,799
Accumulated deficit	(354,543)	(184,344)

Total stockholders’ equity	34,369	32,456

Total liabilities and stockholders’ equity	$50,101	$40,012

See notes to financial statements

Inteneural Networks Inc. and Subsidiary

Consolidated Statements of Operations

Years Ended December 31, 2020 and 2019

	2020	2019

Revenue	$-	$-

Costs of Goods Sold	-	-

Gross profit	-	-

Operating income	-	-

Operating Expenses
General and administrative expenses	-	-
Research and development costs	159,814	159,079
Depreciation and amortization expense	8,896	5,058

Total operating expenses	168,710	164,137

Operating loss	(168,710)	(164,137)

Other expense	(1,489)	(1,769)

Net other expense	(1,489)	(1,769)

Net loss	$(170,199)	$(165,906)

See notes to financial statements

Inteneural Networks Inc. and Subsidiary

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2020 and 2019

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balances, January 1, 2019	$1	$34,999	$(18,438)	$16,562

2019 net loss	-	-	(165,906)	(165,906)
Stockholder contribution	-	181,800	-	181,800

Balances, December 31, 2019	1	216,799	(184,344)	32,456

2020 net loss	-	-	(170,199)	(170,199)
Stockholder contribution	-	172,112	-	172,112

Balances, December 31, 2020	$1	$388,911	$(354,543)	$34,369

See notes to financial statements

Inteneural Networks Inc. and Subsidiary

Consolidated Statements of Cash Flows

Years Ended December 31, 2020 and 2019

	2020	2019
Cash Flows From Operating Activities
Net loss	$(170,199)	$(165,906)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	8,896	5,058
Other current assets	3,350	10,519
Accrued expenses	8,176	(1,599)

Net cash flows used in operating activities	(149,777)	(151,928)

Cash Flows From Investing Activities
Capital expenditures	(19,626)	(33,818)

Cash Flows From Financing Activities
Contributions by stockholders	172,112	181,800

Net cash flows from financing activities	172,112	181,800

Net change in cash and cash equivalents	2,709	(3,946)

Cash, Beginning	3,574	7,520

Cash, Ending	$6,283	$3,574

See notes to financial statements

Inteneural Networks Inc. and Subsidiary

Notes to Financial Statements

December 31, 2020 and 2019

1.	Summary of Significant Accounting Policies

Nature of Operations

Inteneural Networks Inc and its subsidiary (collectively the Company) is a medical high-tech company, specializing in artifical inteligence and big-data-learning analysis of brain imaging.

Principles of Presentation

The accompanying consolidated financial statements include the accounts of Inteneural Networks Inc and its wholly owned subsidiary Inteneural Networks Polska sp. Zoo. Significant intercompany accounts and transactions have been eliminated.

Foreign Currency Translation

The local currency is the functional currency for the Company’s foreign subsidiary. Expenses allocated to the Company by the Parent are translated at the weighted-average exchange rates for the year.

Cash

The Company defines cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less.

Property and Equipment

Property and equipment are stated at cost. Major expenditures for property and equipment are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income.

Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. For income tax reporting purposes, depreciation is calculated using applicable accelerated methods.

Depreciation

Depreciation is computed on individual assets using the straight-line method over estimated economic useful lives.

For income tax reporting purposes, depreciation is calculated using applicable accelerated methods.

Intangible Assets

Internally-developed intangibles are carried at cost of expenses incurred. Internally-developed patents are amortized over their estimated useful life.

Impairment of Long-Lived Assets

The Company reviews intangible assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. To date, there have been no such losses.

Inteneural Networks Inc. and Subsidiary

Notes to Financial Statements

December 31, 2020 and 2019

Research and Development Costs

Research and development costs are expensed in the period incurred. These costs, representing raw materials, engineering salaries, fringe benefits, other direct expenses and a portion of the Company’s overhead, are included in the accompanying consolidated statements of operations, within operating expenses. Research and development expenses were $159,814 and $159,079 for the years ended December 31, 2020 and 2019, respectively.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes.

Temporary differences arise principally from the use of the allowance method of bad debt recognition for financial reporting purposes and the direct write-off method for income tax purposes; differences in depreciation methods used for book and tax purposes; capitalization of certain handling, storage and administrative expenses for income tax purposes only; differences in required methods for reporting pension expense; timing of deductions of contracts payable to former officers; and recognition of an allowance for obsolete inventory for financial reporting purposes only. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

During February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842). ASU No. 2016-02 requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. In August 2018, the FASB issued ASU 2018-11, Targeted Improvements, which provides entities with an additional (and optional) transition method whereby an entity initially applies the new lease standard at the adoption date and recognizes a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. Due to the deferred required implementation date set forth by the FASB in June 2020, Topic 842 (as amended) is effective for annual periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently assessing the effect that Topic 842 (as amended) will have on its results of operations, financial position and cash flows but plans to elect the transitional method noted in ASU 2018-11.

Subsequent Events

The Company has evaluated subsequent events through March 15, 2022, which is the date the consolidated financial statements were made available for issuance and has concluded that no such events or transactions took place which would require disclosure herein.

The Company is dependent on cash flows from stockholder contributions to fund research and development operations. However, in December 2021, the Company entered into a stock purchase agreement whereby all issued and outstanding shares of common stock were acquired by Surgalign Holdings, Inc.

Inteneural Networks Inc. and Subsidiary

Notes to Financial Statements

December 31, 2020 and 2019

2.	Income Taxes

The provision (benefit) for income tax expense and the related components are as follows for the years ended December 31:

	2020	2019

Current:
Federal	$-	$-
State	-	-

	-	-

Deferred:
Federal	-	-
State	-	-

Total tax provision (benefit)	-	-

Valuation allowance	-	-

Total income tax provision (benefit), net	$-	$-

The valuation allowance has been established because, based on the weight of available evidence, management has determined that it is more likely than not that the Company’s deferred tax assets will not be realized. The components of deferred income tax assets and liabilities are as follows as of December 31:

	2020	2019

Deferred tax assets:
Net operating losses, federal	$8,303	$2,393
Net operating losses, state	2,967	8,555

Total deferred tax assets	11,270	10,948

Valuation allowance	(11,270)	(10,948)

Total deferred tax assets, net	$-	$-

As of December 31, 2020, the Company has not recorded any reserve related to uncertain tax positions. There were no interest and penalty amounts included in the uncertain tax positions as of December 31, 2020. The Company does not expect any changes in its uncertain tax positions during the next 12 months that will have a significant impact on the Company’s financial position or results of operations. Tax years 2019 - 2018 for Federal and state remain open to statute.

At December 31, 2020, the Company has $39,536 of Federal and $39,536 of state net operating losses to carryforward. The state net operating loss carryforwards will begin to expire in 2031.

The Company currently has a valuation allowance against its net deferred tax assets it is expected that the Company will not be able to utilize the assets in future years.